SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                           FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

            THE DUN & BRADSTREET CORPORATION
      (Exact name of registrant as specified in its charter)

Delaware                            13-2740040
(State or other jurisdiction        (I.R.S. Employer )
of incorporation or organization)    Identification No.)

                      187 Danbury Road
                 Wilton, Connecticut 06897
        (Address of Principal Executive Offices and Zip Code)

        1991 KEY EMPLOYEES STOCK OPTION PLAN FOR
    THE DUN & BRADSTREET CORPORATION AND SUBSIDIARIES
                (Full title of the plan)

                  Earl H. Doppelt, Esq.
        Senior Vice President and General Counsel
            The Dun & Bradstreet Corporation
                    187 Danbury Road
              Wilton, Connecticut 06897
            (Name and address of agent for service)

                     (203) 834-4200
(Telephone number, including area code, of agent for service)

              CALCULATION OF REGISTRATION FEE

Title of securities  Amount to be   Proposed     Proposed maximum   Amount of
to be registered     registered     maximum      aggregate          registration
                                    offering     offering           fee
                                    price per    price
                                    unit

Common Stock of       10,000,000   $61.69 (1)    $ 616,900,000(1)    $123,380
The Dun & Bradstreet   shares
Corporation, par
value $1.00 per share

(1) In accordance with Rule 457(h), this calculation is made solely for the purpose of calculating the amount of the registration fee and is based upon a per share price of $61.69, the average of the high and low prices on November 14, 1995.

                         Part II

  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT




STATEMENT PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8.
- --------------------------------------------------------
Pursuant to General Instruction E of Form S-8, the registrant hereby incorporates by reference the contents of Registration No. 33-44551 into this registration statement.

                        SIGNATURES


The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Wilton, State of Connecticut, on November 15, 1995.

              THE DUN & BRADSTREET CORPORATION



                By Earl H. Doppelt
                   Senior Vice President and General Counsel

                 Powers of Attorney

Each person whose signature appears below hereby constitutes and appoints Earl H. Doppelt and William H. Buchanan,
Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 15, 1995.

      Signature                      Title

Robert E. Weissman          Chairman, Chief Executive
                            Officer (Principal Executive
                            Officer) and Director

Nicholas L. Trivisonno          Executive Vice President-
                                Finance and Chief Financial
                                Officer (Principal
                                Financial Officer)

Thomas W. Young                 Senior Vice President and
                                Controller (Principal
                                Accounting Officer)

Hall Adams, Jr.                 Director

Clifford L. Alexander, Jr.      Director

Mary Johnston Evans             Director

Robert J. Lanigan               Director

Vernon R. Loucks, Jr.           Director

John R. Meyer                   Director

James R. Peterson               Director

M. Bernard Puckett              Director

Michael R. Quinlan              Director

Volney Taylor                   Director

                      INDEX TO EXHIBITS

Exhibit                                                Page
No.                                                     No.

(4) Instruments Defining the Rights of Security
    Holders, Including Indentures.

   (a) Restated Certificate of Incorporation of the registrant dated June 15, 1988
       (incorporated herein by reference to Exhibit 4(a) to Registration No. 33-25774 on Form S-8 filed
       November 25, 1988).

   (b) By-Laws of the registrant (incorporated herein by reference to Exhibit E to the registrant's
       Annual Report on Form 10-K for the year
       ended December 31, 1993 (File No. 1-7155) filed
       March 25, 1994).

   (c) Rights Agreement relating to the Preferred Stock
       Purchase Rights (incorporated herein by reference to Exhibit 1 to the registrant's Registration
       Statement on Form 8-A (File No. 1-7155) filed
       October 28, 1988).

(5) Opinion Re Legality

          Not applicable

(15) Letter Re Unaudited Interim Financial Information

          Not applicable

(23) Consents of Experts and Counsel

          Consent of Independent Accountants dated        7
          November 16, 1995

(24) Powers of Attorney

          Contained in, and incorporated herein by reference to, pages 3 and 4 of this registration statement.

(25) Statement of Eligibility of Trustee

          Not applicable

(27) Financial Data Schedule

          Not applicable

(28) Information from Reports Furnished to State
     Insurance Regulatory Authorities

          Not applicable

(99) Additional Exhibits

          None

                         EXHIBIT 23

           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-8 for the 1991 Key Employees Stock Option Plan for The Dun & Bradstreet Corporation and Subsidiaries of our reports dated
January 25, 1995 on our audits of the consolidated financial statements and financial statement schedules of The Dun & Bradstreet Corporation as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993, and 1992, which reports are incorporated by reference or included in the Company's Form 10-K for the year ended December 31, 1994.

                                      Coopers & Lybrand L.L.P.

Stamford, Connecticut
November 16, 1995




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